Exhibit 23


CONSENT  OF  INDEPENDENT  CERTIFIED  PUBLIC  ACCOUNTANTS

       We have issued our reports dated January 9, 2002, accompanying the consolidated financial statements included in the 2001 Annual Report of Harleysville National Corporation on Form 10-K for the year ended December 31, 2001. We hereby consent to the incorporation by reference of said report in the Registration Statements of Harleysville National Corporation on Form S-8
(File No. 33-57790), effective October 1,1993, File No. 33-17813), effective December 16, 1996, File No. 333-79972, effective June 4, 1999 and File No. 333-79973, effective June 4, 1999).



/s/  GRANT  THORNTON  LLP


Philadelphia,  Pennsylvania
March  25,  2002